Exhibit 24.1

VALUEVISION MEDIA, INC.

POWER OF ATTORNEY

The undersigned director and/or officer of ValueVision Media, Inc., a Minnesota corporation (the “Company”), does hereby (i) authorize the officers of the Company, and each of them acting alone, to prepare and file with the Securities and Exchange Commission (the “SEC”), with the advice of counsel, a Registration Statement or Registration Statements on Form S-8, or other applicable form or forms, for the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the shares of common stock, $0.01 par value (the “Common Stock”), of the Company underlying stock options issued as inducement grants, and to make such changes in and additions and amendments to such Form S-8, as originally filed, including post-effective amendments thereto, as such officer or officers may deem necessary or advisable and (ii) make, constitute and appoint Keith Stewart, William McGrath, and Teresa Dery, and each or any one of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for the undersigned and in his or her name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Company to such Form S-8 and to file the same with the SEC, granting unto these attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 1st day of July, 2011.

Signature	Title

/s/ Keith R. Stewart Keith R. Stewart	Chief Executive Officer (Principal Executive Officer), Director

/s/ William McGrath William McGrath	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

Joseph F. Berardino	Director

/s/ John D. Buck John D. Buck	Director

Catherine Dunleavy	Director

/s/ William F. Evans	Director
William F. Evans

/s/ Edwin P. Garrubbo Edwin P. Garrubbo	Director

/s/ Patrick O. Kocsi Patrick O. Kocsi	Director

Sean F. Orr	Director

/s/ Randy S. Ronning Randy S. Ronning	Director